UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 23, 2012

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 SCOTT BLVD.

SANTA CLARA, CALIFORNIA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 23, 2012, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect three directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2012 (“say-on-pay”); and (3) to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2013.

The following directors were elected at the annual meeting:

Director	For	Withheld	Broker Non-Votes
Jeffrey D. Buchanan	27,078,190	161,142	3,464,417
Keith B. Geeslin	23,632,255	3,607,077	3,464,417
James L. Whims	23,770,850	3,468,482	3,464,417

The results of the vote to approve the say-on-pay proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Say-on-pay proposal	20,572,971	6,623,054	43,305	3,464,419

Our stockholders approved the compensation of our named executive officers for fiscal 2012 on a non-binding, advisory basis.

The results of the vote on the proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2013 were as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of KPMG, LLP as independent registered public accountants	30,525,405	157,228	21,116	—

This proposal received the necessary votes in favor to be adopted by our stockholders at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 29, 2012	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President, Chief Financial Officer, Secretary, and Treasurer